UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

————————————————

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 7, 2011

GREEN BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	0-14289 (Commission File Number)	62-1222567 (IRS Employer Identification No.)

                                100 North Main Street, Greeneville, Tennessee                                             37743-4992

                                (Address of principal executive offices)                                                       (Zip Code)

(423) 639-5111

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Contingent Value Rights Agreement

On September 7, 2011, Green Bankshares, Inc., a Tennessee corporation (the “Company”), entered into a Contingent Value Rights Agreement (the “Contingent Value Rights Agreement”), in connection with the closing of the transactions (the “Closing”) contemplated by that certain Investment Agreement dated as of May 5, 2011, among the Company, GreenBank, a wholly-owned subsidiary of the Company (the “Bank”), and North American Financial Holdings, Inc., a Delaware corporation (“NAFH”) (the “Investment Agreement”), as contemplated by the Investment Agreement.  Pursuant to the Contingent Value Rights Agreement, each shareholder of the Company as of the close of business on September 6, 2011 received contingent value rights (“CVRs”) that entitle those shareholders to receive up to $0.75 in cash per share of common stock, par value $0.01 per share, of the Company (“Common Stock”) at the end of a five-year period based on the credit performance of the Bank’s loan portfolio as of May 5, 2011.  The CVRs may not be transferred except in certain limited circumstances described in the Contingent Value Rights Agreement.  The foregoing summary of the Contingent Value Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Contingent Value Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

On September 7, 2011, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with NAFH, in connection with the Closing.   Under the Registration Rights Agreement, at NAFH’s request, the Company will be required to use its reasonable best efforts to promptly file with, and cause to be declared effective by, the Securities and Exchange Commission (the “SEC”) up to four registration statements providing for the resale by NAFH of the shares of the Company's Common Stock issued by the Company to NAFH in connection with the closing of the transactions under the Investment Agreement.  The Registration Rights Agreement also provides NAFH with customary piggyback registration rights.  The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Indemnification Agreements

In connection with the Closing, the Company and the Bank entered into indemnification agreements (each, an “Indemnification Agreement”) with each of their respective directors (each an “Indemnitee”).   The Indemnification Agreements provide the Indemnitees with, among other things, indemnification against liabilities relating to their services as directors of the Company and/or the Bank and the advancement of expenses under certain circumstances, in each case to the fullest extent permitted by law.  The Indemnification Agreements also require the Company and the Bank to use reasonable best efforts to purchase and maintain one or more policies of directors’ and officers’ liability insurance to cover liabilities asserted against, or incurred by, the Indemnitees.  The foregoing summary of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Indemnification Agreement and the Bank’s Indemnification Agreement, forms of which are filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Bank Merger Agreement

Effective September 7, 2011, immediately after the completion of the Investment (as defined below), the Bank merged (the “Merger”) with and into Capital Bank, National Association (“Capital Bank, N.A.”), a national banking association and subsidiary of TIB Financial Corp. (the “TIB Financial”), a corporation organized under the laws of the State of Florida, Capital Bank Corporation, a corporation organized under the laws of the state of North Carolina (“Capital Bank Corp.”) and NAFH, with Capital Bank, N.A. as the surviving entity.

As a result of the Investment and as described below, NAFH is the owner of approximately 90% of the Company’s common stock and five of the Company’s seven directors, and the Company’s Chief Executive Officer, Chief Financial Officer and Chief Risk Officer are affiliated with NAFH.  In addition, the same five directors are also directors of TIB Financial and Capital Bank Corp. and the Company’s Chief Executive Officer, Chief Financial Officer and Chief Risk Officer hold those same positions at TIB Financial and Capital Bank Corp.  NAFH is also the owner of approximately 94% of TIB Financial’s common stock and 83% of Capital Bank Corp.’s common stock.

Capital Bank, N.A. was formed on July 16, 2010 in connection with the purchase and assumption of assets and deposits from three banks – Metro Bank of Dade County (Miami, Florida), Turnberry Bank (Aventura, Florida) and First National Bank of the South (Spartanburg, South Carolina) – from the Federal Deposit Insurance Corporation (the “FDIC”). On July 16, 2010,  Capital Bank, N.A. acquired assets of approximately $1.2 billion and assumed deposits of approximately $960.1 million in the transactions with the FDIC.  As of June 30, 2011,  Capital Bank, N.A. had total assets of $4.5 billion and total deposits of $3.5 billion.   Capital Bank, N.A. is a party to loss sharing agreements with the FDIC covering the large majority of the loans it acquired from the FDIC.  On April 29, 2011, Capital Bank, N.A. merged with TIB Bank, then a wholly owned subsidiary of TIB Financial.  As of March 31, 2011, TIB Bank had total assets of approximately $1.7 billion and total deposits of approximately $1.4 billion.  On June 30, 2011, Capital Bank, N.A. merged with Capital Bank, then a wholly owned subsidiary of Capital Bank Corp.  As of March 31, 2011, Capital Bank had assets of approximately $1.7 billion and total deposits of approximately $1.4 billion. After the merger with Capital Bank and prior to the Merger, Capital Bank, N.A. operated 82 branches in Florida, North Carolina and South Carolina.

The Merger occurred pursuant to the terms of an Agreement and Plan of Merger entered into by and between the Bank and Capital Bank, N.A., dated as of September 7, 2011 (the “Merger Agreement”).  In the Merger, each share of Bank common stock was converted into the right to receive shares of Capital Bank, N.A. common stock.  As a result of the Merger, the Company now owns approximately 34% of Capital Bank, N.A., with NAFH owning 19%, Capital Bank Corp. owning 25% and TIB Financial owning the remaining 22%.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

Item 3.02.	Unregistered Sales of Equity Securities.

On September 7, 2011, pursuant to, and in accordance with, the Investment Agreement, the Company completed the issuance and sale to NAFH of 119,900,000 shares of Common Stock for aggregate consideration of $217,019,000 (the “Investment”).  Also in connection with the Investment, pursuant to an agreement between NAFH and the U.S. Department of the Treasury (the “Treasury”), the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and warrant to purchase shares of common stock issued by the Company to the Treasury in connection with the Treasury’s Troubled Asset Relief Program (“TARP”) were purchased by NAFH and are no longer outstanding (the “TARP Repurchase”).  The terms of the Investment Agreement were previously described in Current Report on Form 8-K filed by the Company with the SEC on May 6, 2011.  The issuance and sale of the shares of Common Stock are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act.  The Company did not engage in general solicitation or advertising with regard to the issuance and sale of the shares of Common Stock.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Items 1.01 and 3.02 hereof is incorporated by reference into this Item 5.01.

On September 7, 2011, the Company and NAFH completed the Investment.  The 119,019,000 shares of Common Stock issued to and beneficially owned by NAFH together represent approximately 90% of the issued and outstanding voting power in the Company immediately following the closing of the Investment.  The funding for this transaction came primarily from funds previously raised in one or more private offerings conducted by NAFH.  In connection with the Investment, R. Eugene Taylor (Chairman), Christopher G. Marshall, Peter N. Foss, William A. Hodges and Bruce R. Singletary were named to the board of directors of the Company (the “Company Board”).  Samuel E. Lynch and Martha M. Bachman, currently members of the Company Board, will remain as such following the Closing.

Immediately following the completion of the Investment on September 7, 2011, NAFH controls more than 50% of the Company’s voting power and, as a result, the Company qualifies as a “controlled company” as defined in Rule 5615(c)(1) of The NASDAQ Stock Market, Inc. Marketplace Rules (the “Marketplace Rules”).  Therefore, as of September 7, 2011, the Company is exempt from the requirements of Rule 5605(b)(1) of the Marketplace Rules with respect to the Company Board being comprised of a majority of “independent directors,” as defined by Rule 5605(a)(2) of the Marketplace Rules, and Rules 5605(d) and 5605(e) of the Marketplace Rules covering the independence of directors serving on the Compensation Committee and the Governance & Nominating Committee of the Company Board, respectively.  The controlled company exemption does not extend to the audit committee requirements under Rule 5605(c) of the Marketplace Rules or the requirement for executive sessions of independent directors under Rule 5605(b)(2) of the Marketplace Rules.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2011, each of Bruce Campbell (Audit Committee, Compensation Committee, Nominating/Governance Committee), John Tolsma (Audit Committee, Compensation Committee), W.T. Daniels (Compensation Committee), Charles H. Whitfield, Jr. (Audit Committee, Compensation Committee), Stephen M. Rownd, Robert K. Leonard (Audit Committee, Nominating/Governance Committee), Kenneth R. Vaught, and Bill Mooningham (Audit Committee) resigned as a member of the Company Board in connection with the consummation of the transactions contemplated by the Investment Agreement.

On September 7, 2011, R. Eugene Taylor, Christopher G. Marshall, Peter N. Foss, R. Bruce Singletary, and William A. Hodges were appointed to the Company Board.  Mr. Taylor, Mr. Marshall and Mr. Singletary will serve on the Company’s Executive Committee and Mr. Foss (Chair), Mr. Hodges, and Mr. Lynch will serve on the Company’s Audit Committee.

On September 7, 2011, Mr. Taylor assumed the title of, and Mr. Rownd ceased to serve as, President and Chief Executive Officer of the Company and President of the Bank.  Mr. Marshall assumed the title of Executive Vice President and Chief Financial Officer of the Company, and Michael J. Fowler ceased to serve as Chief Financial Officer of the Company.  In addition, William C. Adams, Jr. ceased to seve as Chief Information Officer of the Company. Mr. Singletary assumed the title of Executive Vice President and Chief Risk Officer of the Company.   Further information on Mr. Taylor, Mr. Marshall and Mr. Singletary is provided below:

•         R. Eugene Taylor. Mr. Taylor, who is 64, is the Chairman and Chief Executive Officer of NAFH.  Prior to founding NAFH in 2009, Mr. Taylor spent 38 years at Bank of America Corp. and its predecessor companies, most recently as the Vice Chairman of the firm and President of Global Corporate & Investment Banking. Mr. Taylor also served on Bank of America’s Risk & Capital and Management Operating Committees. He originally joined Bank of America in 1969 as a credit analyst. He served in branch offices, marketing and management positions across North Carolina and Florida. In 1990, Mr. Taylor was named President of the Florida Bank and, in 1993, President of NationsBank Corp. in Maryland, Virginia and the District of Columbia. In 1998, Mr. Taylor was appointed to lead Consumer and Commercial Banking operations in the legacy Bank of America Western U.S. footprint. He subsequently returned to Charlotte, North Carolina to create a national banking unit and, in 2001, was named President of Bank of America Consumer & Commercial Banking. In 2004, Mr. Taylor assumed responsibility for the organization’s combined commercial banking businesses known as Global Business & Financial Services, before being named Vice Chairman of Bank of America and President of Global Corporate & Investment Banking in 2005. Most recently, Mr. Taylor served as a Senior Advisor at Fortress Investment Group LLC. In addition to his recent appointment to the Company Board, Mr. Taylor serves as a director of Capital Bank Corp. and TIB Financial, two bank holding companies in which NAFH has a controlling interest. Mr. Taylor is a Florida native and received his Bachelor of Science in Finance from Florida State University.

•         Christopher G. Marshall.  Mr. Marshall, who is 52, has been the Chief Financial Officer of NAFH since its founding in 2009.  From May to October 2009, Mr. Marshall served as a Senior Advisor to the Chief Executive Officer and Chief Restructuring Officer at GMAC, Inc. From July 2008 through March 2009, he also served as an advisor to The Blackstone Group L.P., providing advice and analysis for potential investments in the banking sector. From 2006 through 2008 Mr. Marshall served as the Chief Financial Officer of Fifth Third Bancorp. Mr. Marshall served as Chief Operations Executive of Bank of America’s Global Consumer and Small Business Bank from 2004 to 2006. Mr. Marshall also served as Bank of America’s Chief Financial Officer of the Consumer Products Group from 2003 to 2004, Chief Operating Officer of Technology and Operations from 2002 to 2003 and Chief Financial Officer of Technology and Operations from 2001 to 2002. Prior to joining Bank of America, Mr. Marshall served as Chief Financial Officer and Chief Operating Officer of Honeywell International Inc. Global Business Services from 1999 to 2001, where he was a key member of the integration team for the merger with AlliedSignal Inc., overseeing the integration of all finance, information technology and corporate and administrative functions. From 1995 to 1999, he served as Chief Financial Officer of AlliedSignal Technical Services Corporation. Prior to that, from 1987 to 1995, Mr. Marshall held several managerial positions at TRW, Inc. In addition to his recent appointment to the Company Board, Mr. Marshall serves as a director of Capital Bank Corp. and TIB Financial, two bank holding companies in which NAFH has a controlling interest. Mr. Marshall earned a Bachelor of Science degree in Business Administration from the University of Florida and obtained a Master of Business Administration degree from Pepperdine University.

•         R. Bruce Singletary.  Mr. Singletary, who is 61, has been the Chief Risk Officer of NAFH since its founding in 2009.  Mr. Singletary spent 32 years at Bank of America and its predecessor companies with the last 19 years in various credit risk roles. Mr. Singletary originally joined C&S National Bank as a credit analyst in Atlanta, Georgia in 1974. He served in various middle market line and credit functions. In 1991, Mr. Singletary was named Senior Credit Policy Executive of C&S Sovran, which was renamed NationsBank Corp. in January 1992 after its acquisition by North Carolina National Bank, for the geographic areas of Maryland, Virginia and the District of Columbia. Mr. Singletary led the credit function of NationsBank Corp. from 1992 to 1998 alongside Mr. Taylor, who served as President of this region from 1993 to 1998. In 1998, Mr. Singletary relocated to Florida to establish a centralized underwriting function to serve middle market commercial clients in the southeastern region of the United States. In 2000, Mr. Singletary assumed credit responsibility for Bank of America’s middle market leveraged finance portfolio for the eastern half of the United States. In 2004, Mr. Singletary served as Senior Risk Manager for commercial banking for Bank of America’s Florida Bank. In addition to his recent appointment to the Company Board, Mr. Singletary serves as a director of Capital Bank Corp. and TIB Financial, two bank holding companies in which NAFH has a controlling interest. Mr. Singletary earned a Bachelor of Science degree in Industrial Management from Clemson University and obtained a Master of Business Administration degree from Georgia State University.

Item 5.07.        Submission of Matters to a Vote of Security Holders

The Company held a Special Meeting of Shareholder (the “Special Meeting”) on September 7, 2011. The shareholders considered eight proposals, each of which is described in more detail in the Company’s definitive proxy statement dated July 27, 2011.  All of the proposals were approved by the required vote of the Company’s shareholders other than Proposal 4.

The final voting results of the proposals are set forth below.

1.         Approval of the original issuance and certain subsequent issuances of shares of the Company’s Common Stock under the terms of the Investment Agreement, dated May 5, 2011, among Green Bankshares, Inc., GreenBank and North American Financial Holdings, Inc:

For	Against	Abstain	Broker Non-Votes
8,854,507	982,524	150,436	0

2. Approval of the amendment to the Company’s Charter to increase the number of authorized shares of the Company’s Common Stock from twenty million (20,000,000) to three hundred million (300,000,000):

For	Against	Abstain	Broker Non-Votes
8,715,360	1,147,045	125,063	0

3. Approval of the amendment to the Company’s Charter to decrease the par value of the Company’s Common Stock from $2.00 per share to $0.01 per share:

For	Against	Abstain	Broker Non-Votes
8,642,568	1,210,838	134,061	0

4. Approval of the amendment to the Company’s Charter to exempt North American Financial Holdings, Inc. and its affiliates and associates from Section 9 of the Charter:

For	Against	Abstain	Broker Non-Votes
8,816,166	997,532	173,769	0

5. Approval of the amendment to the Company’s Charter to remove Section 8(j) of the Charter so that the Tennessee Control Share Acquisition Act will not apply to the Company and its shareholders:

For	Against	Abstain	Broker Non-Votes
8,805,104	981,319	201,045	0

6. Approval of the merger of GreenBank with and into a subsidiary of North American Financial Holdings, Inc.:

For	Against	Abstain	Broker Non-Votes
8,928,137	937,558	121,772	0

7. Approval, on an advisory and non-binding basis, of the compensation to be received by the Company’s named executive officers in connection with the issuance of shares of Common Stock to North American Financial Holdings, Inc. under the terms of the Investment Agreement:

For	Against	Abstain	Broker Non-Votes
8,271,153	1,567,466	148,848	0

8. Approval of grant of discretionary authority to vote to adjourn the Special Meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the Special Meeting to approve the proposals that may be considered and acted upon at the Special Meeting:

For	Against	Abstain	Broker Non-Votes
8,760,556	1,066,879	160,032	0

Item 8.01.        Other Events

On September 7, 2011, the Company issued a Press Release relating to the completion of the Investment between NAFH and the Company, which is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

To the extent that financial statements are required by this Item, such financial statements will be filed in an amendment to this Current Report no later than November 23, 2011.

(b) Pro Forma Financial Information

To the extent that pro forma financial information is required by this Item, such information will be filed in an amendment to this Current Report no later than November 23, 2011.

(d)           Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger of GreenBank with and into Capital Bank, National Association by and between GreenBank and Capital Bank, National Association, dated as of September 7, 2011 (Exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit will be furnished supplementally to the Securities and Exchange Commission upon request).

3.1	Amendment to Charter of Green Bankshares, Inc.
3.2	Amendment to Charter of Green Bankshares, Inc.
10.1	Contingent Value Rights Agreement dated September 7, 2011, by Green Bankshares, Inc.
10.2	Registration Rights Agreement dated September 7, 2011, by and between Green Bankshares, Inc. and North American Financial Holdings, Inc.
10.3	Form of Indemnification Agreement by and between Green Bankshares, Inc. and its directors.
10.4	Form of Indemnification Agreement by and between GreenBank and its directors.
99.1	Press Release dated September 7, 2011

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                GREEN BANKSHARES, INC.

Date:  September 7, 2011                                  By:  /s/ Christopher G. Marshall

                                                                                        Christopher G. Marshall

                                                                                        Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1

Agreement and Plan of Merger of GreenBank with and into Capital Bank, National Association by and between GreenBank and Capital Bank, National Association, dated as of September 7, 2011 (Exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit will be furnished supplementally to the Securities and Exchange Commission upon request).

3.1	Amendment to Charter of Green Bankshares, Inc.
3.2	Amendment to Charter of Green Bankshares, Inc.
10.1	Contingent Value Rights Agreement dated September 7, 2011, by Green Bankshares, Inc.
10.2	Registration Rights Agreement dated September 7, 2011, by and between Green Bankshares, Inc. and North American Financial Holdings, Inc.
10.3	Form of Indemnification Agreement by and between Green Bankshares, Inc. and its directors.
10.4	Form of Indemnification Agreement by and between Green Bankshares, Inc. and its directors.
99.1	Press Release dated September 7, 2011